Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers of Acushnet Holdings Corp. hereby constitute and appoint Brendan M. Gibbons, Roland A. Giroux and Chad M. Van Ess and each of them, as his or her true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents and each of them may deem necessary or desirable to enable the registrant to comply with the U.S. Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission thereunder in connection with the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the registrant and the name of the undersigned, individually and in his or her capacity as a director or officer of the registrant, to the Annual Report as filed with the Securities and Exchange Commission, to any and all amendments thereto, and to any and all instruments or documents filed as part thereof or in connection therewith; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof.

Signature	Capacity	Date

/s/ DAVID MAHER	President and Chief Executive Officer (Principal Executive Officer)	March 7, 2018
David Maher

/s/ WILLIAM BURKE	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	March 7, 2018 March 7, 2018
William Burke
/s/ THOMAS PACHECO
Thomas Pacheco

/s/ YOON SOO YOON	Chairman	March 7, 2018
Yoon Soo (Gene) Yoon

/s/ JENNIFER ESTABROOK	Director	March 7, 2018
Jennifer Estabrook

/s/ GREGORY HEWETT	Director	March 7, 2018
Gregory Hewett

/s/ CHRISTOPHER METZ	Director	March 7, 2018
Christopher Metz

/s/ SEAN SULLIVAN	Director	March 7, 2018
Sean Sullivan

/s/ STEVEN TISHMAN	Director	March 7, 2018
Steven Tishman

/s/ WALTER UIHLEIN	Director	March 7, 2018
Walter Uihlein

/s/ DAVID VALCOURT	Director	March 7, 2018
David Valcourt

/s/ NORMAN WESLEY	Director	March 7, 2018
Norman Wesley